Exhibit 99.2

March 2026 Fourth Quarter & Full Year 2025 Earnings Supplement

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include any statements about the Company's business, financial condition, operating results, plans, objectives, expectations and intentions, expansion plans, estimates of our total addressable market, our ability to successfully complete and realize the benefits of anticipated acquisitions, integration of acquired companies and any projections of earnings, revenue, EBITDA, Adjusted EBITDA, adjusted EPS - diluted or other financial items, such as the Company's projected capitation and future liquidity, as well as statements regarding the Company's expectations regarding the timing of filing its Form 10-K for the year ended December 31, 2025 ("2025 Form 10-K"), the expected material weakness in internal control over financial reporting and the Company's ability to remediate any such material weakness in a timely manner, the consistency of the financial statements in the 2025 Form 10-K with the financial information in the earnings release and this presentation and the completion of matters necessary to permit filing by the extension deadline, and may be identified by the use of forward-looking terms such as "anticipate," "could," "can," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "intend," "continue," "target," "seek," "will," "would," and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the U.S. Securities and Exchange Commission (the "SEC"), including without limitation the risk factors discussed in the Company's last Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date of this presentation and, unless legally required, the Company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. The Company makes no representation or warranty, express or implied, with respect to the accuracy, reasonableness or completeness of such information.

Use of Non-GAAP Financial Measures

This presentation contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, adjusted net income attributable to Astrana, and adjusted EPS – diluted of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles ("GAAP") is net income (loss). These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA and adjusted EPS - diluted as supplemental performance measures of our operations, for financial and operational decision-making, and as supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and, for periods on or prior to December 31, 2023, APC excluded assets costs. Beginning in the third quarter ended September 30, 2022, the Company has revised the calculation for Adjusted EBITDA to exclude provider bonus payments and losses from recently acquired IPAs, which it believes to be more reflective of its business. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue. Adjusted net income attributable to Astrana is calculated as net income (loss), excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, amortization of intangibles, certain tax adjustments, and amounts related to non-controlling interest. The Company defines adjusted EPS - diluted as adjusted net income attributable to Astrana over weighted average shares of common stock outstanding - diluted.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA, Adjusted EBITDA, adjusted net income attributable to Astrana, and adjusted EPS - diluted differently, limiting the usefulness of these measures for comparative purposes. To the extent this Presentation contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided in the Appendix.

The Company has not provided a quantitative reconciliation of applicable non-GAAP measures, such as the projected adjusted EBITDA to the most comparable GAAP measure, such as net income, on a forward-looking basis within this presentation because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company's control.

Astrana Health
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3 $170.4 $205.4 2024 2025 $35.0 $52.5 Q4 2024 Q4 2025 $2,034.5 $3,181.8 2024 2025 $665.2 $950.5 Q4 2024 Q4 2025 Q4 2025 Financial Results $950.5 Revenue $6.0 Net Income attr . to ASTH $52.5 Adjusted EBITDA 1 $0.54 Adjusted EPS – Diluted 2 1. See “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Use of Non - GAAP Financial Measures” slides for mo re information. 2. See “Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Astrana and Adjusted EPS – Diluted” and “Use of Non - GAAP Financial Measures” slides for more information. Revenue Adjusted EBITDA 43% 50% Adjusted EBITDA – FY 21 % Revenue – FY 56 % Fourth Quarter & FY 2025 Performance Highlights ($ in millions, except for per share information)AS12

4 Q4 202 5 Financial Results ($ in millions) FY 2026 Guidance Range 1 Actual FY 2025 Results $3,800 - $4,100 $3,181.8 Total Revenue $250 - $280 $205.4 Adjusted EBITDA 1 FY2026 Guidance $950.5 Revenue $52.5 Adjusted EBITDA 1 1. See “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Guidance Reconciliation of Net Income to EBITDA and Ad justed EBITDA” and “Use of Non - GAAP Financial Measures” slides for more information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward - Looki ng Statements” on slide 2. AS1 KP2

5 Growth Sustainably growing membership to bring better care to more Americans Closed acquisition of Prospect; Astrana is now serving 1.6 million patients in value - based arrangements Approximately 1.3 million m embers in our Care Partners segment Growth FY 2025 Highlights and Recent Updates Operating Leverage Driving operating leverage across our business through our Care Enablement suite On track to achieve high end of $12 - 15M range in synergies from the Prospect transaction Continued development and deployment of proprietary AI - enabled tools across clinical workflows and administrative processes; already yielding 75 bps G&A and 110 bps adjusted G&A decrease year over year Risk Progression Increasing alignment through total cost of care responsibility in value - based arrangements On track to receive 80% of revenue from fully capitated arrangements by the end of Q1 2026 Continued shift toward full - risk contracts with focus on sustainable, long - term economics Outcomes and Cost Achieving superior patient outcomes while managing cost Medical cost trends across both Prospect and legacy Astrana remained firmly within expectations for the year Strong engagement in Annual Wellness Visits, supporting earlier intervention and improved care coordination

6 Projected Full - risk P artial - risk Members by Risk Arrangement 2 35% 47% 73% 76% 80% 100% 65% 53% 27% 24% 20% 2021 2022 2023 2024 2025 Q1 2026 32% 36% 68% 64% 2025 Q1 2026 Capitated Revenue by Risk Arrangement 1 Our partial - risk membership presents an embedded opportunity for increased platform value and risk alignment. We succeed in these contracts by continuing to drive positive patient outcomes. 1. Revenue by risk arrangement represents capitation revenue only. 2. Members by risk arrangement represent Care Partners membership only. 3. 2026 E based on April 2026 forecast. Prudently transitioning to full - risk contracts to better align incentives around patient outcomes and improve unit economicsAS1

7 91% 3% 1% 4% Capitation, net Risk Pool Settlements & Incentives Management Fee Income Fee-for-service, net Other Income Revenue by Type 1 57% 27% 10% 6% Medicare Medicaid Commercial Other Third Parties Revenue By Payer Type 1 76% 24% Full-risk Partial-risk Revenue by Risk Arrangement 1,2 34% 66% Full-risk Partial-risk Members by Risk Arrangement 3 Our Value - Based Care Business is Diverse 1% 1. Revenue for the quarter ended December 31, 2025. 2. Revenue by risk arrangement represents capitation revenue only. 3. Members by risk arrangement represent Care Partners membership only as of December 31, 2025. AS1 AS2 KP3

8 Revenue ($ in millions) Adj. EBITDA ($ in millions) $561 $687 $774 $1,144 $1,387 $2,035 $3,182 2019 2020 2021 2022 2023 ~32 % CAGR 2024 $54.2 $102.8 $133.5 $140.0 $146.6 $170.4 $205.4 2019 2020 2021 2022 2023 2024 ~25 % CAGR 2025 $3,800 - $4,100 $250 - $280 2026E 2026E 2025 Astrana grows profitably across all market conditions Note: For more information, see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA”, “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA”, and “Use of Non - GAAP Financial Measures“ slides for more information.AS1

9 Year over Year Segment Revenue Revenue $ in millions Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Care Partners High - performing network of aligned providers $647.7 $631.4 $897.7 Care Delivery High - quality system of employed providers $36.4 $33.4 $38.4 $86.9 Care Enablement Full - stack tech, clinical, and operations platform $45.1 $39.6 $40.9 $87.3 Inter - company $(63.9) $(53.5) $(55.9) $(115.9) Total $665.2 $620.4 $654.8 $956.0 $892.5 $92.1 $78.9 $(112.9) $950.5 $601.0 Note: Numbers may not total due to rounding. Certain amounts disclosed in the prior periods have been recast to conform to th e c urrent period presentation. Specifically, segments are presented net of intrasegment eliminations. AS1 KP2

10 Selected Financial Results

11 Years Ended December 31, Three Months Ended December 31, 2024 2025 2024 2025 $ in thousands except per share data Revenue 1,856,785 $ 2,924,265 $ 616,900 $ 862,814 $ Capitation, net 86,224 86,199 28,660 25,508 Risk pool settlements and incentives 13,979 30,394 5,550 10,290 Management fee income 62,331 112,635 7,743 39,787 Fee - for - service, net 15,221 28,276 6,356 12,127 Other revenue 2,034,540 3,181,769 665,209 950,526 Total revenue 1,945,190 3,103,244 664,489 932,131 Total expenses 89,350 78,525 720 18,395 Income from operations 49,932 $ 24,076 $ (7,777) $ 6,562 $ Net income (loss) 6,783 1,589 (826) 563 Net income (loss) attributable to noncontrolling interests 43,149 $ 22,487 $ (6,951) $ 5,999 $ Net income (loss) attributable to Astrana Health 0.90 $ 0.46 $ (0.15) $ 0.12 $ Earnings (loss) per share – diluted 127,334 $ 123,126 $ 11,079 $ 37,440 $ EBITDA 1 170,370 $ 205,424 $ 35,038 $ 52,454 $ Adjusted EBITDA 1 1.94 $ 2.20 $ 0.34 $ 0.54 $ Adjusted EPS – Diluted 2 Summary of Selected Financial Results 1. See “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Use of Non - GAAP Financial Measures” slides for more information. 2. See “Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Astrana and Adjusted EPS – Diluted” and “Use of Non - GAAP Financial Measures” slides for more information. KP1 KP2

12 Consolidated Total Corporate Costs Intersegment Elimination Other Care Enablement Care Delivery Care Partners $ in thousands 950,526 - (112,903) - 78,860 92,090 892,479 $ Total revenues 75% 153% 38% % change vs prior year quarter 855,483 - (47,021) - 47,615 76,673 778,216 Cost of services 76,648 28,386 (65,975) (4) 20,308 15,453 78,480 General and administrative expenses 1 932,131 28,386 (112,996) (4) 67,923 92,126 856,696 Total expenses 18,395 (28,386) 93 2 4 10,937 (36) 35,783 $ Income (loss) from operations * 3 (72)% 89% % change vs prior year quarter For the three months ended December 31, 2025 Segment Results 1. Balance includes general and administrative expenses and depreciation and amortization. 2. Income from operations for the intersegment elimination represents rental income from segments renting from other segments. R ent al income is presented within other income which is not presented in the table. 3. Percentage change over 500%AS1

13 $ Change 12/31/2024 12/31/2025 $ in millions $141.0 $288.5 $429.5 Cash and cash equivalents 1 $(24.9) $272.9 $248.0 Working capital $76.6 $716.7 $793.3 Total stockholders’ equity Balance Sheet Highlights 1. Excluding restricted cash and marketable securities. AS1 AS2 AS3 KP4 KP5 KP6 AS7

Reconciliation of Net Income (Loss) to EBITDA & Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,	
$ in thousands	2025	2024	2025	2024
Net Income (loss)	$ 6,562	$ (7,777)	$ 24,076	$ 49,932
Interest expense	17,520	8,069	49,928	33,097
Interest income	(3,987)	(3,221)	(12,157)	(14,508)
Provision for income taxes	944	5,882	15,530	30,886
Depreciation and amortization	16,401	8,126	45,749	27,927
EBITDA	37,440	11,079	123,126	127,334
Income from equity method investments	(1,176)	(1,564)	(1,708)	(4,451)
Other, net	4,808[2]	10,288[3]	45,405[4]	12,951[5]
Stock-based compensation	11,382	15,235	38,601	34,536
Adjusted EBITDA	$ 52,454	$ 35,038	$ 205,424	$ 170,370
Adjusted EBITDA margin[1]	6%	5%	6%	8%

1. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.; 2. Other, net, for the three months ended December 31, 2025 relates to $2.3 million for transaction and integration costs primarily for the acquisition of Prospect, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.; 3. Other, net for the three months ended December 31, 2024 relates to transaction costs incurred for our investments, to anticipated recoveries from one time losses relating to third party payer payments associated with the Collaborative Health Systems, LLC ("CHS") transaction, and non-cash change in the fair value of our call option.; 4. Other, net, for the year ended December 31, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC HP, $25.9 million for transaction and integration costs primarily for the acquisition of Prospect, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.; 5. Other, net for the year ended December 31, 2024 relates to transaction costs incurred for our investments and tax restructuring fees, anticipated recoveries from one-time losses relating to third party payor payments associated with the CHS transaction, a financial guarantee via a letter of credit that we provided in support of two local provider-led ACOs, non-cash gain on debt extinguishment related to one of our promissory note payables, non-cash realized loss from the sale of one of our marketable equity securities, non-cash changes related to change in the fair value of our call option, non-cash change in the fair value of our financing obligation to purchase the remaining equity interests in one our investments, non-cash changes in the fair value of our contingent liabilities, non-cash changes in the fair value of the Company's Collar Agreement, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

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Reconciliation of Net Income (Loss) to EBITDA & Adjusted EBITDA (continued)

	Years Ended						
$ in millions	2025	2024	2023	2022	2021	2020	2019
Net Income	$ 24.1	$ 49.9	$ 57.8	$ 45.7	$ 46.1	$ 122.1	15.8
Interest expense	50.0	33.1	16.1	7.9	5.4	9.5	4.7
Interest income	(12.2)	(14.5)	(14.2)	(2.0)	(1.6)	(2.8)	(2.0)
Provision for income taxes	15.5	30.9	32.0	40.9	31.7	56.3	10.0
Depreciation and amortization	45.7	27.9	17.7	17.5	17.5	18.4	18.3
EBITDA[1]	123.1	127.3	109.5	110.1	99.1	203.5	46.8
(Income) loss from equity method investments	(1.7)	(4.5)	(5.1)	(5.7)[8]	5.3[8]	(0.3)[8]	2.9
Gain on sale of equity method investment	-	-	-	-	(2.2)	-	-
Other, net	45.4[2]	13.0[3]	6.2[4]	3.3[5]	(1.7)[6]	(0.5)[6]	2.0[9]
Stock-based compensation	38.6	34.5	22.0	16.1	6.7	3.4	0.9
APC excluded assets costs	-	-	14.0	16.2[8]	26.4[8]	(103.3)[8]	1.5
Adjusted EBITDA[1]	$ 205.4	$ 170.4	$ 146.6	$ 140.0	$ 133.5	$ 102.8	54.2
Net Revenue	$ 3,181.8	$ 2,034.5	$ 1,386.7	$ 1,144.2	$ 773.9	$ 687.2	560.6
Adjusted EBITDA Margin[7]	6%	8%	11%	12%	17%	15%	10%

1. See "Use of Non-GAAP Financial Measures" slide for more information.; 2. Other, net, for the year ended December 31, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC HP, $25.9 million for transaction and integration costs primarily for the acquisition of Prospect, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.; 3. Other, net for the year ended December 31, 2024 relates to transaction costs incurred for our investments and tax restructuring fees, anticipated recoveries from one time losses relating to third party payer payments associated with the CHS transaction, financial guarantee via a letter of credit that we provided in support of two local provider-led ACOs, reimbursement from a related party of the Company for taxes associated with the December 2023 Excluded Assets Spin-off, non-cash gain on debt extinguishment related to one of our promissory note payables, non-cash realized loss from sale of one of our marketable equity securities, non-cash changes related to change in the fair value of our call option, our financing obligation to purchase the remaining equity interests in one of our investments, our contingent liabilities, and the Company's Collar Agreement.; 4. Other, net for the year ended December 31, 2023 consists of nonrecurring transaction costs and tax restructuring fees incurred, non-cash changes in the fair value of our financing obligation to purchase the remaining equity interests, contingent liabilities, and the Company's Collar Agreement, and excise tax related to a nonrecurring buyback of the Company's stock from APC.; 5. Other, net for the year ended December 31, 2022 consists of one-time transaction costs incurred and non-cash changes in the fair value of our financing obligation to purchase the remaining equity interests and contingent considerations.; 6. Other, net for the years ended December 31, 2021 and 2020 relate to COVID-19 relief payments recognized in 2021 and 2020.; 7. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue; 8. Certain APC minority interests where APC owns the asset but not the right to the dividends is reclassified from APC excluded asset costs to income from equity method investments.; 9. Other, net for the year ended December 31, 2019 is related to goodwill impairment.

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16 Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted Years Ended December 31, Three Months Ended December 31, 2024 2025 2024 2025 $ in thousands, except for share and per share data 49,932 $ 24,076 $ (7,777) $ 6,562 $ Net income (loss) (4,451) (1,708) (1,564) (1,176) Income from equity method investments 12,951 45,405 10,288 4,808 Other, net 1 34,536 38,601 15,235 11,382 Stock - based compensation 25,608 40,747 7,567 14,128 Amortization of intangibles (13,902) (25,337) 2 (5,411) 3 (5,485) 2 Tax adjustments (11,629) 5 (13,203) 4 (2,186) 5 (3,300) 4 Adjusted non - controlling interest 93,045 $ 108,581 $ 16,152 $ 26,919 $ Adjusted net income attributable to Astrana Health, Inc. 47,974,334 49,369,685 47,823,360 49,527,521 Weighted average shares of common stock outstanding – diluted 1.94 $ 2.20 $ 0.34 $ 0.54 $ Adjusted earnings per share - diluted 1 . The components of other, net, as set forth in the table above, are described in the footnotes to the table under “Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” . Please see the footnotes for additional information .; 2 . Tax adjustments for the three months and year ended December 31 , 2025 , includes the tax effect for, at a 27 . 1 % statutory blended tax rate, the adjustments made to net income of $ 7 . 9 million and $ 33 . 3 million, respectively, partially offset by 162 (m) impacts of $ 2 . 4 million and $ 7 . 5 million, respectively .; 3 . Tax adjustments for the three months and year ended December 31 , 2024 , includes the tax effect for, at a 28 . 0 % statutory blended tax rate, the adjustments made to net (loss) income of $ 8 . 8 million and $ 19 . 2 million, respectively, partially offset by 162 (m) impacts of $ 3 . 4 million and $ 5 . 3 million, respectively .; 4 . Includes net income attributable to non - controlling interests ("NCI") of $ 0 . 6 million and $ 1 . 6 million, respectively, and adjustments attributable to NCI of $ 2 . 7 million and $ 11 . 6 million, respectively, for the three months and year ended December 31 , 2025 .; 5 . Includes net loss and income, respectively, attributable to NCI of $ 0 . 8 million and $ 6 . 8 million, respectively, and adjustments attributable to NCI of $ 3 . 0 million and $ 4 . 8 million, respectively, for the three months and year ended December 31 , 2024 . AS1

17 . 2026 Guidance Range High Low in thousands, $ 74,000 54,000 Net Income 55,000 51,000 Interest expense 44,000 38,000 Provision for income taxes 65,000 65,000 Depreciation and amortization 238,000 208,000 EBITDA (4,000) (4,000) Income from equity method investments 7,000 7,000 Other, net 39,000 39,000 Stock - based compensation 280,000 250,000 Adj. EBITDA Guidance Reconciliation of Net Income to EBITDA & Adjusted EBITDA 1. Note: See “Use of Non - GAAP Financial Measures” slide for more information.AS1

Investor Relations Carolyne Sohn investors@astranahealth.com KP1